As filed with the Securities and Exchange Commission on May 16, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-6167838
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(612) 661-4000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

	Copies to:	Copies to:
Alexander H. Ware	Brian D. Wenger, Esq.	Edward F. Petrosky, Esq.
Executive Vice President and	Christopher C. Cleveland, Esq.	Sidley Austin LLP
Chief Financial Officer	Brett D. Anderson, Esq.	787 Seventh Avenue
PepsiAmericas, Inc.	Briggs and Morgan	New York, New York 10019
4000 Dain Rauscher Plaza	Professional Association	(212) 839-5300 (phone)
60 South Sixth Street	2200 IDS Center	(212) 839-5599 (fax)
Minneapolis, Minnesota 55402	80 South Eighth Street
(612) 661-3822	Minneapolis, Minnesota 55402
(Name, address, including zip code, and telephone number, including	(612) 977-8400 (phone) (612) 977-8650 (fax)
area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)
Debt Securities

(1)    Not applicable pursuant to Instruction II.E to Form S-3.

(2)    The registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $16,180 that has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108164 and were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, that unused amount of the registration fee paid with respect to Registration Statement No. 333-108164, which was filed with the Securities and Exchange Commission on August 22, 2003, shall be applied to pay the first $16,180 of the registration fee that will be payable with respect to this registration statement.

Prospectus

PepsiAmericas, Inc.

Debt Securities

This prospectus relates to debt securities that we may sell from time-to-time in one or more offerings. We will provide the specific terms of the particular debt securities issued under this prospectus in a prospectus supplement for each security. You should read this prospectus and any supplement carefully before investing.

An investment in our debt securities involves risks. You should read and consider carefully the “Risk Factors” beginning on page 5 of this prospectus.

This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement for those debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2006.

ABOUT THIS PROSPECTUS

In this prospectus, PepsiAmericas, Inc. may be referred to as “PepsiAmericas,” “our,” “we” or “us.” This prospectus is part of a registration statement that we filed with the SEC utilizing the shelf registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are not making an offer of the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.

PEPSIAMERICAS, INC.

We manufacture, distribute and market a broad portfolio of beverage products in the United States, Central Europe and the Caribbean, and have recently expanded our distribution to include snack foods and beer in certain markets.

We sell a variety of brands that we bottle under licenses from PepsiCo, Inc. (“PepsiCo”) or PepsiCo joint ventures, which accounted for approximately 91 percent of our total volume in fiscal year 2005. We account for approximately 19 percent of all Pepsi-Cola beverage products sold in the U.S. In some territories, we manufacture, package, sell and distribute products under brands licensed by companies other than PepsiCo, and in some territories we distribute our own brands, such as the Toma brands in Central Europe.

Our distribution channels for the retail sale of our products include supermarkets, supercenters, club stores, mass merchandisers, convenience stores, gas stations, small grocery stores, dollar stores and drug stores. We also distribute our products through various other channels, including restaurants and cafeterias, vending machines, and other formats that provide for immediate consumption of our products. Our largest distribution channels are supermarkets and supercenters, and our fastest growing channels in fiscal year 2005 were club stores, mass merchandisers and dollar stores.

We primarily deliver our products through these channels using a direct-to-store delivery system. In our territories, we are responsible for selling products, providing timely service to our existing customers and identifying and obtaining new customers. We are also responsible for local advertising and marketing, as well as the execution in our territories of national and regional selling programs instituted by brand owners. The bottling business is capital intensive. Manufacturing operations require specialized high-speed equipment, and distribution requires extensive placement of fountain equipment and cold drink vending machines and coolers, as well as investment in trucks and warehouse facilities.

Our principal executive offices are located at 4000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, and our telephone number is (612) 661-4000.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file reports, proxy statements and other information with the SEC. You may read and copy materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the debt securities. This prospectus is part of the registration statement, but does not contain all of the information, exhibits and undertakings set forth in the registration statement. For further information, please refer to the registration statement, which may be read and copied in the manner and at the sources described above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the particular offering of debt securities:

•       Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•       Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006; and

•       Current Reports on Form 8-K filed on January 24, 2006, March 1, 2006, and April 25, 2006.

We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents. Please direct written requests to PepsiAmericas, Inc., 4000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Investor Relations. Please direct telephone requests to Investor Relations at (612) 661-3883.

You should only rely on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position and results, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot give any assurance that our expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in, or are incorporated by reference in, this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligation to update our forward-looking statements or risk factors to reflect future events or circumstances, except as may be required by applicable law. Among the events and uncertainties that could adversely affect future periods are:

•       competition, including product and pricing pressures;

•       changing trends in consumer tastes;

•       changes in our relationship and/or support programs with PepsiCo and other brand owners;

•       market acceptance of new product and package offerings;

•       weather conditions;

•       cost and availability of raw materials;

•       changing legislation;

•       outcomes of environmental claims and litigation;

•       availability and cost of capital, including changes in our debt ratings;

•       labor and employee benefit costs;

•       unfavorable interest rate and currency fluctuations;

•       costs of legal proceedings; and

•       general economic, business and political conditions in the countries and territories where we operate.

RISK FACTORS

An investment in our debt securities involves risks. Before purchasing our debt securities, you should carefully consider the following risk factors.  The risks we have highlighted below are not the only ones we face.

Our operating results may fluctuate based on changes in marketplace conditions, especially customer and competitor consolidation, changes in customer preferences, including our customers’ shift from carbonated soft drinks to non-carbonated beverages, and unfavorable weather conditions in the territories in which we operate.

We face intense competition and are impacted by both customer and competitor consolidation. Our response to marketplace competition and retailer consolidations may result in lower than expected net pricing of our products. Our efforts to improve pricing may result in lower than expected volumes. Changes in net pricing and volume could have an adverse effect on our business, results of operations and financial condition.

Health and wellness trends have decreased demand for sugared carbonated soft drinks. In response to changes in consumers’ preferences, we have increased our emphasis on volume in non-carbonated beverages, including Aquafina, Tropicana juice drinks, Lipton Iced Tea, energy drinks, and diet carbonated beverages. Our business could be adversely impacted by our inability to offset the decline in sales of sugared carbonated soft drinks with sales of diet soft drinks and non-carbonated beverages. In addition, our business could be adversely affected by customer trends, such as consumer health concerns about obesity, product attributes and ingredients.

Additionally, our business is highly seasonal and unfavorable weather conditions in our markets may impact sales volume. Sales volumes in our Central Europe operations tend to be more sensitive to weather conditions than our U.S. and Caribbean operations.

An increase in the price of raw materials or a decrease in the availability of raw materials, including aluminum, resin, sweeteners and fuel, could adversely affect our earnings and financial condition.

Unanticipated increases in ingredients, packaging materials and other raw material costs could adversely impact our earnings and financial condition if we are unable to pass along these higher costs to our customers. The inability of suppliers to deliver concentrate, raw materials, other ingredients and products to us could also adversely affect operating results.

Energy prices, including the price of natural gas, gasoline and diesel fuel, are cost drivers for our business. Sustained high energy or commodity prices could negatively impact our operating results and demand for our products.

The successful operation of our business depends upon our relationship with PepsiCo.

We operate under various bottling agreements with PepsiCo that allow us to manufacture, package, distribute and sell carbonated and non-carbonated beverages. Our inability to comply with the terms and conditions established in these agreements could result in termination of bottling agreements which would have a material adverse impact on our short-term and long-term business.

Bottler incentives cover a variety of initiatives to support volume and market share growth. The level of support is negotiated regularly and can be increased or decreased at the discretion of PepsiCo. PepsiCo is under no obligation to continue past levels of support in the future. Material changes in expected levels of bottler incentive payments and other support arrangements could adversely affect future results of operations.

PepsiCo provides procurement services for certain raw materials which result in rebates from vendors as a result of procurement volume. Cost of goods sold may be negatively impacted if we are unable to maintain targeted volume levels to secure such anticipated rebates or if PepsiCo no longer provides this service on our behalf.

A negative change in our credit rating or the availability of capital could impact borrowing costs and financial results.

We depend, in part, upon the issuance of unsecured debt to fund our operations and contractual commitments. A number of factors could cause us to incur increased borrowing costs and to have greater difficulty accessing public and private markets for unsecured debt. These factors include the global capital market environment and outlook, our financial performance and outlook, and our credit ratings as determined primarily by rating agencies. It is possible that our other sources of funds, including available cash, bank facilities and cash flow from operations, may not provide adequate liquidity to fund our operations and contractual commitments.

The cost to remediate environmental concerns associated with previously owned subsidiaries could be materially different than our estimates.

We are subject to federal and state requirements for protection of the environment, including those for the remediation of contaminated sites related to previously owned subsidiaries. We routinely assess our environmental exposure, including obligations and commitments for remediation of contaminated sites and assessments of ranges and probabilities of recoveries from other responsible parties, including insurance providers. Due to the regulatory complexities and risk of unidentified contaminants on our former properties, the potential exists for remediation costs to be materially different from the costs we have estimated.

We cannot predict the outcome of legal proceedings and an adverse determination could negatively impact our financial results.

The nature of operations of previously owned subsidiaries exposes us to the potential for various claims and litigation related to, among other things, personal injury and asbestos product liability claims. The nature of assets we currently own and operate exposes us to the potential for various claims and litigation related to, among other things, personal injury and property damage. The resolution of outstanding claims and assessments may be materially different than what we have estimated.

Increases in the cost of compliance with applicable regulations, including those governing the production, packaging, quality, labeling and distribution of beverage products, could negatively impact our financial results.

Our operations and properties are subject to various federal, state and local laws and regulations, including those governing the production, packaging, quality, labeling and distribution of beverage products. We are also subject to the jurisdiction of regulatory agencies of foreign countries. New laws or regulations or changes in existing laws or regulations could negatively impact our financial results through higher operating costs to achieve compliance.

A strike or work stoppage by our union employees, which represent approximately one-third of our workforce, could disrupt our business.

Approximately one-third of our employees are covered by collective bargaining agreements. These agreements expire at various dates, including some in fiscal year 2006. Our inability to successfully renegotiate these agreements could cause work stoppages and interruptions, which may adversely impact our business.

Because our international operations are conducted under multiple local currencies, our operating results experience foreign currency fluctuations.

Our non-U.S. operations are exposed to foreign exchange rate fluctuations as the financial results of certain locations are translated from the local currency into U.S. dollars upon consolidation. As exchange rates vary, revenue and other operating results, when translated, may differ materially from expectations.

Changes in tax laws or in the tax status of our international operations could increase our tax liability and negatively impact our financial results.

We are subject to taxes in the U.S. and various foreign jurisdictions. As a result, our effective tax rate could be adversely affected by changes in the mix of earnings in the U.S. and foreign countries with differing statutory tax rates, legislative changes impacting statutory tax rates, including the impact on recorded deferred tax assets and liabilities, changes in tax laws or material audit assessments. In addition, deferred tax balances reflect the benefit of net operating loss carryforwards, the realization of which will depend upon generating future taxable income.

A change in the financial stability of our third-party distributors in Central Europe could disrupt our international business.

In addition to our direct-to-store delivery system, we also utilize an alternative sales and distribution strategy in which we use third-party distributors in certain Central Europe locations to reduce delivery costs and expand our points of distribution. Adverse changes to the financial condition of third-party distributors may inhibit our ability to distribute products and negatively impact volume and operating results.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

	First Three Months		Fiscal Years
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.8x	2.5x	3.8x	4.8x	3.8x	3.6x	2.7x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes, including the repayment of existing indebtedness.

DESCRIPTION OF THE DEBT SECURITIES

We will issue the debt securities under an Indenture dated as of August 15, 2003, between us and Wells Fargo Bank, National Association, as trustee. We have summarized selected provisions of the Indenture below. The summary set forth below is not complete and is qualified in its entirety by reference to the Indenture. It does not describe certain exceptions and qualifications contained in the Indenture or the debt securities. If you would like more information on the provisions of the Indenture, you should review the Indenture, which is an exhibit to the registration statement relating to the debt securities.

References to article and section numbers of the Indenture are included in the summary so that you can easily locate the provisions being summarized.

General

The debt securities will be our unsecured, senior debt obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture does not limit the amount of the debt securities that we may issue and permits us to issue debt securities in one or more series. Each series of debt securities may have different terms. The terms of any series will be determined in accordance with a resolution of our board of directors or in a supplement to the Indenture relating to that series.

A supplement to this prospectus will describe specific terms relating to the series of debt securities being offered. (Section 2.01) These terms will include some or all of the following:

•       the title of the series of debt securities;

•       the total principal amount;

•       the interest rate or rates, if any (which may be fixed or variable), and interest payment dates;

•       the date or dates of maturity;

•       whether the series can be redeemed by us or the holder;

•       whether there will be a sinking fund;

•       the portion of the series of debt securities due upon acceleration of maturity in the event of a default;

•       the denominations in which the debt securities will be issuable if other than denominations of $1,000 if registered and $5,000 if unregistered;

•       the form used to evidence ownership of the debt securities;

•       whether the debt securities are convertible;

•       the manner of payment of principal and interest;

•       additional offices or agencies for registration of transfer and exchange and for payment of principal, premium, if any, and interest;

•       whether the debt securities will be registered or unregistered, and the circumstances, if any, upon which the debt securities may be exchanged for debt securities issued in a different form;

•       if denominated in a currency other than United States dollars, the currency in which the debt securities are to be denominated, or in which payments of principal, premium, if any, and interest will be made and the circumstances, if any, when the currency of payment may be changed;

•       if we or a holder have the right to elect that the payments of principal, premium, if any, or interest are to be made in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made and how the exchange rate between the currency in which those debt securities are denominated or stated to be payable and the currency in which the debt securities are elected to be paid pursuant to that election will be determined;

•       if payments of principal, premium, if any, or interest may be determined with reference to one or more securities issued by us or another company, any currency or other index, how those amounts shall be determined;

•       whether defeasance and discharge provisions will apply; and

•       any other terms consistent with the Indenture.

Each series of debt securities will be a new issue with no established trading market. Accordingly, we cannot assure you that any trading market for the debt securities will develop, be maintained or be liquid. We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held, resold, canceled or used to satisfy any sinking fund or redemption requirements.

Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a substantial discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the applicable prospectus supplement.

The debt securities may be denominated in United States dollars or in any other currency. If any of the debt securities are denominated in any foreign currency or if principal, premium, if any, and interest on any of the debt securities are payable in any foreign currency, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of debt securities and that foreign currency will be set forth in the prospectus supplement relating to those debt securities.

Form and Exchange of the Debt Securities

All of the debt securities will be issued in fully registered form without coupons or in unregistered form with or without coupons. The debt securities may also be issued in the form of one or more temporary or definitive global securities. Registered debt securities which are book-entry securities will be issued as registered global securities. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in the applicable prospectus supplement. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and its nominees or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of any of those global debt securities may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal and interest on those global debt securities and the specific terms of the depositary arrangement with respect to those global debt securities.

Unless otherwise indicated in a prospectus supplement, principal, premium, if any, and interest will be payable, and the debt securities may be registered for transfer or exchange, at the principal corporate trust office of the trustee in Minneapolis, Minnesota, provided that at our option, payment of interest on registered debt securities may be made by check or by wire transfer. (Sections 4.01 and 4.02) No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 2.06)

Certain Restrictions on PepsiAmericas

The restrictions summarized in this section will apply to all debt securities unless a prospectus supplement indicates otherwise. Certain capitalized terms used in the following description of these restrictions are defined under the caption “Certain Definitions” at the end of this section.

Limitations on Liens.   If we or one of our Restricted Subsidiaries incur debt secured by a mortgage, security interest, lien, pledge or other encumbrance on a Principal Property, or on any shares of capital stock or indebtedness of any Restricted Subsidiary (whether that Principal Property, shares of stock or indebtedness are now owned or hereafter acquired), we are required to secure the then outstanding debt securities equally and ratably with (or prior to) our secured debt. (Section 4.05).

The Indenture permits us and our Restricted Subsidiaries to create certain liens without securing the debt securities. (Section 4.05) Among the permitted liens are:

•       liens affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with or purchased by us or a Subsidiary;

•       liens existing at the time of acquisition of the affected property or purchase money liens incurred within 365 days after acquisition of the property (provided such liens are limited to such property and improvements thereon);

•       liens to secure the cost of construction of new plants or facilities, incurred within 365 days of completion of construction;

•       liens which secure indebtedness owing by a Restricted Subsidiary to us or another Restricted Subsidiary;

•       liens existing prior to the issuance of the debt securities;

•       liens in connection with the issuance of certain pollution control or industrial revenue bonds or similar financings;

•       certain statutory liens or similar liens arising in the ordinary course of business;

•       certain liens in connection with legal proceedings and government contracts and certain deposits or liens made to comply with workers’ compensation or similar legislation;

•       liens existing on property acquired by us or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

•       liens for certain judgments and awards;

•       liens for certain taxes, assessments, governmental charges or levies not yet past due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, if appropriate, or other liens of a similar nature which do not materially impair the use of the property in the operation of our or any of our Restricted Subsidiaries’ business or the value of the property for the purposes of that business; and

•       certain extensions, renewals or replacements of any liens referred to above.

Limitations on Sale and Lease-Back Transactions.   We and our Restricted Subsidiaries may not sell or transfer any Principal Property with the intention of entering into a lease of the facility (except for temporary leases of a term, including renewals, not exceeding five years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary) unless either:

•       we or the Restricted Subsidiary would be entitled (under Section 4.05) to incur debt secured by a lien on the property to be leased without equally and ratably securing the debt securities;

•       within 365 days after the effective date of the transaction, we apply to the voluntary retirement of our funded debt an amount equal to the greater of (1) the net proceeds of the sale of the property leased in the transaction or (2) the fair value, in the opinion of our board of directors, of the leased property at the time of the transaction; or

•       within 365 days after the effective date of the transaction, we apply to the purchase, acquisition or construction of property or other assets used in our business or the business of any Restricted Subsidiary an amount equal to the greater of (1) the net proceeds of the sale of the property leased in the transaction or (2) the fair value, in the opinion of our board of directors, of the leased property at the time of the transaction. (Section 4.06)

Exempted Indebtedness.   Notwithstanding the limitations on liens and sale and lease-back transactions described above, we and our Restricted Subsidiaries may issue, assume, or guarantee indebtedness secured by a lien or other encumbrance without securing the debt securities, or may enter into sale and lease-back transactions without retiring funded debt, or enter into a combination of those transactions, if the sum of the principal amount of all of the secured indebtedness and the aggregate value of all of those sale and lease-back transactions does not at any such time exceed 15% of our consolidated total assets as shown in the audited consolidated balance sheet contained in our latest annual report to shareholders. (Section 4.07).

Merger, Consolidation and Sale of Assets.   We may not consolidate or merge with or into any other corporation, or sell, lease or transfer all or substantially all of our assets to any other entity, unless:

•       we survive the merger or consolidation or the surviving or successor corporation is a United States corporation which assumes by supplemental indenture all of our obligations under the debt securities and under the Indenture; and

•       after giving effect to the merger, consolidation, sale, lease or transfer, no Event of Default (as described below) under the Indenture and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing. (Section 11.01)

If we sell or transfer substantially all of our assets and the purchaser assumes our obligations under the Indenture, we will be discharged from all obligations under the Indenture and the debt securities. (Section 11.02)

Unless otherwise described in a prospectus supplement, the debt securities will not contain any covenants or provisions which may protect you in the event of a highly leveraged or similar transaction involving us. Accordingly, we could enter into transactions in the future that could increase the amount of debt outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Certain Definitions.   The terms summarized below are defined in the Indenture:

“Consolidated Net Worth” means the excess of our consolidated assets over liabilities, plus any shares of stock of any class of a Subsidiary (other than directors’ qualifying shares) that are not owned by us or one of our Subsidiaries, as determined from time to time in accordance with accounting principles generally accepted in the United States consistently applied. (Section 6.01)

“Government Obligations” with respect to any series of debt securities means direct noncallable obligations of the government that issued the currency in which the debt securities of that series are denominated or noncallable obligations the payment of the principal of and interest on which is fully guaranteed by that government and which, in either case, are full faith and credit obligations of that government. (Article One)

“Principal Property” means any manufacturing plant or warehouse owned or leased by us or one of our Subsidiaries located within the United States, the gross book value of which exceeds one percent of Consolidated Net Worth, other than manufacturing plants and warehouses which, in the opinion of our board of directors, are not of material importance to the business conducted by us and our Restricted Subsidiaries, taken as a whole. (Article One)

“Restricted Subsidiary” means any of our Subsidiaries which (1) owns or leases a Principal Property and (2) is incorporated under the laws of any state in the United States or has substantially all of its property located within the United States or carries on substantially all of its business within the United States. (Article One)

“Subsidiary” means any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the occurrence of a contingency) is at the time owned or controlled, directly or indirectly, by us, or by one or more of our subsidiaries, or by us and one or more of our subsidiaries. (Article One)

Satisfaction and Discharge of the Indenture

If we deliver to the trustee for cancellation all outstanding Notes, or if all outstanding Notes not previously delivered to the trustee for cancellation have become due and payable, and we (i) deposit with the trustee as trust funds the entire amount required to pay at maturity all such Notes not previously delivered to the trustee for cancellation and (ii) have previously paid all other sums payable under the Notes, the Notes will be satisfied and the Indenture will cease to be of further effect, other than with respect to certain of our obligations thereunder. (Section 12.01)

If provision is made pursuant to the Indenture for the defeasance of a series of debt securities, we, at our option (unless otherwise provided in a prospectus supplement), with regard to that series of debt securities:

(1)   will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost, destroyed or mutilated debt securities of that series, to maintain paying agencies and to hold monies for payment in trust); or

(2)   may omit to comply with the provisions of the Indenture described above under the captions “Limitations on Liens,” “Limitations on Sale and Lease-Back Transactions,” “Exempted Indebtedness” and “Merger, Consolidation and Sale of Assets,”

if we deposit with the trustee, in trust, money or Government Obligations which will provide sufficient funds to pay the principal of (and premium, if any) and interest on the debt securities of that series on the dates those payments are due.

To exercise either of the above options in the immediately preceding paragraph, we must deliver to the trustee an opinion of counsel of recognized national standing to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of that deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if the deposit, defeasance and discharge had not occurred. (Sections 12.02(a) and (b)) Even if we successfully exercise the option described above in clause (2), however, our obligations under the Indenture and the debt securities of that series (other than the covenants referred to in clause (2) and the Events of Default (as described below) related to those covenants) will continue. (Section 12.02(b))

If we choose to exercise our option not to comply with the provisions of the Indenture described above under the captions “Limitations on Liens,” “Limitations on Sale and Lease-Back Transactions,” “Exempted Indebtedness” and “Merger, Consolidation and Sale of Assets” with respect to any series of debt securities and the series is declared due and payable because of the occurrence of an Event of Default other than a default under these provisions of the Indenture, then the amount of money and Government Obligations on deposit with the trustee will be sufficient to pay amounts payable on the series of debt securities on the due date without acceleration but generally will not be sufficient to pay amounts due at the time of the acceleration resulting from such Event of Default. However, we would remain liable for such payments.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following (Section 6.01):

•       failure to pay interest on the debt securities of that series, which failure continues for a period of 30 days after payment is due;

•       failure to make any principal or premium payment on the debt securities of that series when due;

•       failure to comply with any of our other agreements contained in the Indenture or in the debt securities of that series for 90 days after the trustee notifies us of the failure (or the holders of at least 25% of the outstanding debt securities affected by the failure notify us and the trustee);

•       certain events of bankruptcy, insolvency or reorganization of us; or

•       acceleration of any indebtedness for money borrowed by us or any of our Restricted Subsidiaries in excess of the greater of $50,000,000 in principal amount or 5% of Consolidated Net Worth.

In general, the trustee is required to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default (except a default in the payment of principal of, and premium, if any, or interest on any debt security or in the making of any sinking fund or purchase fund or analogous payment) if the trustee in good faith determines that it is in the best interest of the holders of that series to do so. (Section 7.02) An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for other series of debt securities. Additional Events of Default may be prescribed for the benefit of holders of certain series of debt securities and will be described in the applicable prospectus supplement. (Section 6.01)

If there is a continuing Event of Default with respect to any series of debt securities, then either the trustee or the holders of at least 25% in aggregate principal amount of that series may require us to immediately repay the principal and accrued interest (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) on the affected series. Subject to certain conditions, the requirement to pay with respect to a series of debt securities may be annulled, and past defaults waived (except a continuing default in payment of principal of or premium, if any, or interest on the debt securities), by the holders of a majority in principal amount of the debt securities of that series then outstanding. (Section 6.02)

The trustee may refuse to enforce the Indenture or the debt securities unless it first receives satisfactory security or indemnity. (Sections 7.01 and 7.03) Subject to certain limitations specified in the Indenture, the holders of a majority in principal amount of the then outstanding debt securities of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

Modification of the Indenture

Under the Indenture, subject to certain exceptions, our rights and obligations and the rights of the holders of the debt securities of any series may be changed with the consent of the holders of a majority in principal amount of the debt securities then outstanding of such series. However, none of the following changes is effective against any holder without its consent:

•       changing the terms of payment of principal or interest;

•       reducing the premium, if any, payable upon redemption;

•       changing the currency in which any debt security is payable;

•       reducing the amount to be paid upon acceleration of maturity; or

•       reducing the percentage required for changes to the Indenture. (Section 10.02)

Reports to the Trustee

We are required to provide the trustee with an officers’ certificate each fiscal year stating that we reviewed our activities during the preceding fiscal year and that, after reasonable investigation and inquiry by the certifying officers, we are in compliance with the requirements of the Indenture and that no default exists or identifying the known defaults. (Section 4.08)

Regarding the Trustee

We maintain ordinary banking relationships and credit facilities with various banks, including the trustee, Wells Fargo Bank, National Association.

PLAN OF DISTRIBUTION

We may sell the debt securities through underwriters, dealers or agents, or directly to purchasers. The underwriters may also sell the debt securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions.

If underwriters are used in the sale, the debt securities will be sold to the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or repaid to dealers may be changed from time to time.

We also may designate dealers, acting as our agents, to offer and sell debt securities upon certain terms and conditions. We may also sell debt securities directly to purchasers, without the use of underwriters, dealers or agents.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation from us in a supplement to this prospectus.

We do not expect that the debt securities will be listed on a national securities exchange or that, if listed, the listing will continue until the maturity of the debt securities. Also, certain broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will make a market in the debt securities or that any trading market for the debt securities will develop, be maintained or be liquid. If we know that the debt securities will be listed on an exchange or that a broker-dealer will make a market in the debt securities, we will include that information in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. We also may have agreements to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the offered debt securities will be passed upon for us by Briggs and Morgan, Professional Association, Minneapolis, Minnesota, and certain legal matters relating to the offered debt securities will be passed upon for any underwriters or agents by Sidley Austin LLP, New York, New York. Sidley Austin LLP represents us from time to time in connection with certain matters.

EXPERTS

The consolidated financial statements of PepsiAmericas, Inc. and subsidiaries as of the end of fiscal years 2005 and 2004, and for each of the fiscal years 2005, 2004 and 2003, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states the scope of management’s assessment of the effectiveness of internal control over financial reporting includes all of PepsiAmericas’ consolidated subsidiaries except for Central Investment Corporation (CIC), a business acquired by PepsiAmericas on January 10, 2005. KPMG’s audit of internal control over financial reporting of PepsiAmericas also excluded an evaluation of the internal control over financial reporting of CIC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, other than underwriting discounts and commissions (all of which will be paid by PepsiAmericas), to be incurred in connection with the registration and sale of the securities:

SEC registration fee		(1)
Legal fees and expenses(2)	$100,000
Accounting fees and expenses(2)	5,000
Trustees’ and Depositary’s fees and expenses(2)	3,500
Printing fees(2)	10,000
Miscellaneous(2)	5,000
Total	$123,500

(1)          In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $16,180 that has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108164 and were not sold thereunder.

(2)          Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, because the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15.                 Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article V of the registrant’s By-Laws provides for indemnification of any director, officer, employee or agent of the registrant, or any person serving in the same capacity in any other enterprise at the request of the registrant, under certain circumstances. Article NINTH of the registrant’s Certificate of Incorporation eliminates the liability of directors of the registrant under certain circumstances for breaches of fiduciary duty to the registrant and its shareholders.

Directors and officers of the registrant are insured, at the expense of the registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement will contain provisions regarding indemnification of PepsiAmericas’ directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

ITEM 16.         EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement(a).
4.1	Indenture dated as of August 15, 2003, between PepsiAmericas, Inc. and Wells Fargo Bank, National Association, as Trustee(b).
4.2	Form of Debt Security(a).
5.1	Opinion of Briggs and Morgan, Professional Association as to the validity of the debt securities.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Briggs and Morgan, Professional Association (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney of certain officers and directors (included in the signature page).
25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee on Form T-1.

(a)           To be filed by amendment.

(b)          Incorporated by reference to PepsiAmericas’ Registration Statement on Form S-3 (File No. 333-108164) filed on August 22, 2003.

ITEM 17.         UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    if the registrant is relying on Rule 430B:

(A)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering, containing material information about the undersigned registrant or its securities, provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PepsiAmericas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on May 16, 2006.

PEPSIAMERICAS, INC.
By:	/s/ ALEXANDER H. WARE
Alexander H. Ware
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of PepsiAmericas, Inc. hereby constitutes and appoints Robert C. Pohlad and Alexander H. Ware, her or his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign this Registration Statement of PepsiAmericas, Inc. on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2006.

SIGNATURE	TITLE
/s/ ROBERT C. POHLAD	Chairman of the Board and Chief Executive Officer
Robert C. Pohlad	(principal executive officer)
/s/ ALEXANDER H. WARE	Executive Vice President and Chief Financial
Alexander H. Ware	Officer (principal financial and accounting officer)
/s/ HERBERT M. BAUM	Director
Herbert M. Baum
/s/ RICHARD G. CLINE	Director
Richard G. Cline
/s/ PIERRE S. DU PONT	Director
Pierre S. du Pont
/s/ ARCHIE R. DYKES	Director
Archie R. Dykes

/s/ JAROBIN GILBERT, JR.	Director
Jarobin Gilbert, Jr.
/s/ JAMES R. KACKLEY	Director
James R. Kackley
/s/ MATTHEW M. MCKENNA	Director
Matthew M. McKenna

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement(a).
4.1	Indenture dated as of August 15, 2003, between PepsiAmericas, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee(b).
4.2	Form of Debt Security(a).
5.1	Opinion of Briggs and Morgan, Professional Association as to the validity of the debt securities.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Briggs and Morgan, Professional Association (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney of certain officers and directors (included in the signature page).
25.1	Statement of Eligibility of Wells Fargo Bank Minnesota, National Association, as Trustee on Form T-1.

(a)           To be filed by amendment.

(b)          Incorporated by reference to PepsiAmericas’ Registration Statement on Form S-3 (File No. 333-108164) filed on August 22, 2003.